Exhibit 31.3
CERTIFICATION
I, James E. Pozzi, certify that:
1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of American National Group, Inc.;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ James E. Pozzi
James E. Pozzi
President and Chief Executive Officer
(Principal Executive Officer)

Date: April 18, 2022